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                                                                     Exhibit 4.4

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                                                  EXECUTION COPY

                   CELLULAR COMMUNICATIONS INTERNATIONAL, INC.

                                     Issuer,

                                       and

                            THE CHASE MANHATTAN BANK,

                                     Trustee

                            -------------------------

                                    INDENTURE

                           Dated as of March 18, 1998

                            -------------------------

                                   $86,250,000
                   6% Convertible Subordinated Notes due 2005

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE
  Section 1.1. Definitions...................................................1
  Section 1.2. Incorporation by Reference of TIA............................12
  Section 1.3. Rules of Construction........................................12

ARTICLE II. THE NOTES
  Section 2.1. Form and Dating..............................................13
  Section 2.2. Execution and Authentication.................................13
  Section 2.3. Registrar and Paying Agent...................................14
  Section 2.4. Paying Agent to Hold Assets in Trust.........................15
  Section 2.5. Noteholder Lists.............................................15
  Section 2.6. Transfer and Exchange........................................15
  Section 2.7. Replacement Notes............................................22
  Section 2.8. Outstanding Notes............................................22
  Section 2.9. Treasury Notes...............................................23
  Section 2.10. Temporary Notes.............................................23
  Section 2.11. Cancellation................................................23
  Section 2.12. Defaulted Interest..........................................23
  Section 2.13. CUSIP Numbers...............................................24

ARTICLE III. REDEMPTION
  Section 3.1. Right of Redemption..........................................25
  Section 3.2. Notices to Trustee...........................................25
  Section 3.3. Selection of Notes to Be Redeemed............................25
  Section 3.4. Notice of Redemption.........................................26
  Section 3.5. Effect of Notice of Redemption...............................27
  Section 3.6. Deposit of Redemption Price..................................27
  Section 3.7. Notes Redeemed in Part.......................................28

ARTICLE IV. COVENANTS
  Section 4.1. Payment of Notes.............................................28
  Section 4.2. Maintenance of Office or Agency..............................28
  Section 4.3. Corporate Existence..........................................29
  Section 4.4. Payment of Taxes and Other Claims............................29


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  Section 4.5. Maintenance of Properties and Insurance......................29
  Section 4.6. Compliance Certificate; Notice of Default....................30
  Section 4.7. Reports......................................................30
  Section 4.8. Limitation on Status as Investment Company...................31
  Section 4.9. Waiver of Stay, Extension or Usury Laws......................31
  Section 4.10. Rule 144A Information Requirement...........................31

ARTICLE V. SUCCESSOR CORPORATION
  Section 5.1. Limitation on Merger, Sale or Consolidation..................32
  Section 5.2. Successor Corporation Substituted............................32

ARTICLE VI. EVENTS OF DEFAULT AND REMEDIES
  Section 6.1. Events of Default............................................32
  Section 6.2. Acceleration of Maturity, Rescission and Annulment...........34
  Section 6.3. Collection of Indebtedness and Suits for Enforcement by
  Trustee...................................................................36
  Section 6.4. Trustee May File Proofs of Claim.............................36
  Section 6.5. Trustee May Enforce Claims Without Possession of Notes.......37
  Section 6.6. Priorities...................................................37
  Section 6.7. Limitation on Suits..........................................38
  Section 6.8. Unconditional Right of Holders to Receive Principal, Premium,
  Interest and Liquidated Damages...........................................39
  Section 6.9. Rights and Remedies Cumulative...............................39
  Section 6.10. Delay or Omission Not Waiver................................39
  Section 6.11. Control by Holders..........................................39
  Section 6.12. Waiver of Past Default......................................40
  Section 6.13. Undertaking for Costs.......................................40
  Section 6.14. Restoration of Rights and Remedies..........................41

ARTICLE VII. TRUSTEE
  Section 7.1. Duties of Trustee............................................41
  Section 7.2. Rights of Trustee............................................42
  Section 7.3. Individual Rights of Trustee.................................43
  Section 7.4. Trustee's Disclaimer.........................................43
  Section 7.5. Notice of Default............................................43
  Section 7.6. Reports by Trustee to Holders................................43
  Section 7.7. Compensation and Indemnity...................................44
  Section 7.8. Replacement of Trustee.......................................45
  Section 7.9. Successor Trustee by Merger, Etc.............................46
  Section 7.10. Eligibility; Disqualification...............................46
  Section 7.11. Preferential Collection of Claims Against Company...........46


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  Section 7.12. Other Capacities............................................46

ARTICLE VIII. SATISFACTION AND DISCHARGE
  Section 8.1. Satisfaction and Discharge of Indenture......................46
  Section 8.2. Repayment to the Company.....................................47

ARTICLE IX. AMENDMENTS, SUPPLEMENTS AND WAIVERS
  Section 9.1. Supplemental Indentures Without Consent of Holders...........47
  Section 9.2. Amendments, Supplemental Indentures and Waivers with Consent of Holders................................................................48
  Section 9.3. Compliance with TIA..........................................49
  Section 9.4. Revocation and Effect of Consents............................49
  Section 9.5. Notation on or Exchange of Notes.............................50
  Section 9.6. Trustee to Sign Amendments, Etc..............................50

ARTICLE X. MEETINGS OF NOTEHOLDERS
  Section 10.1. Purposes for Which Meetings May Be Called...................51
  Section 10.2. Manner of Calling Meetings..................................51
  Section 10.3. Calling of Meetings by the Company or Holders...............51
  Section 10.4. Who May Attend and Vote at Meetings.........................52
  Section 10.5. Regulations May Be Made by Trustee; Conduct of the Meeting:
  Voting Rights: Adjournment................................................52
  Section 10.6. Voting at the Meeting and Record to Be Kept.................53
  Section 10.7. Exercise of Rights of Trustee or Holders May Not Be Hindered
  or Delayed by Call of Meeting.............................................53

ARTICLE XI. RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL
  Section 11.1. Repurchase of Notes at Option of the Holder Upon a Change of
  Control...................................................................54
  Section 11.2. Change of Control Offer Made by a Third Party...............55

ARTICLE XII. SUBORDINATION
  Section 12.1. Notes Subordinated to Senior Indebtedness...................55
  Section 12.2. No Payment on Notes in Certain Circumstances................55
  Section 12.3. Notes Subordinated to Prior Payment of All Senior
  Indebtedness on Dissolution Liquidation or Reorganization.................57
  Section 12.4. Noteholders to Be Subrogated to Rights of Holders of Senior
  Indebtedness..............................................................57
  Section 12.5. Obligations of the Company Unconditional....................58
  Section 12.6. Trustee and Other Agents Entitled to Assume Payments Not
  Prohibited in Absence of Notice...........................................58
  Section 12.7. Application by Trustee of Assets Deposited with It..........59
  Section 12.8. Subordination Rights Not Impaired by Acts or Omissions of
  the Company or Holders of Senior Indebtedness.............................59


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  Section 12.9. Noteholders Authorize Trustee to Effectuate Subordination of
  Notes.....................................................................59
  Section 12.10. Right of Trustee to Hold Senior Indebtedness...............60
  Section 12.11. Article XII Not to Prevent Events of Default...............60
  Section 12.12. No Duty of Trustee and Other Agents to Holders of Senior
  Indebtedness..............................................................60

ARTICLE XIII. CONVERSION OF NOTES
  Section 13.1. Conversion Privilege........................................60
  Section 13.2. Exercise of Conversion Privilege............................61
  Section 13.3. Fractional Interests........................................62
  Section 13.4. Conversion Price............................................62
  Section 13.5. Adjustment of Conversion Price..............................62
  Section 13.6. Continuation of Conversion Privilege in Case of
  Reclassification, Change, Merger, Consolidation or Sale of Assets.........67
  Section 13.7. Notice of Certain Events....................................68
  Section 13.8. Taxes on Conversion.........................................69
  Section 13.9. Company to Provide Stock....................................69
  Section 13.10. Disclaimer of Responsibility for Certain Matters...........70
  Section 13.11. Return of Funds Deposited for Redemption of
  Converted Notes ..........................................................70

ARTICLE XIV. MISCELLANEOUS
  Section 14.1. TIA Controls................................................70
  Section 14.2. Notices.....................................................71
  Section 14.3. Communications by Holders with Other Holders................72
  Section 14.4. Certificate and Opinion as to Conditions Precedent..........72
  Section 14.5. Statements Required in Certificate or Opinion...............72
  Section 14.6. Rules by Trustee, Paying Agent, Registrar...................72
  Section 14.7. Legal Holidays..............................................72
  Section 14.8. Governing Law...............................................73
  Section 14.9. No Adverse Interpretation of Other Agreements...............73
  Section 14.10. No Recourse Against Others.................................73
  Section 14.11. Successors.................................................73
  Section 14.12. Duplicate Originals........................................74
  Section 14.13. Severability...............................................74
  Section 14.14. Table of Contents, Headings, Etc...........................74
  Section 14.15. Qualification of Indenture.................................74
  Section 14.16. Registration Rights........................................74

EXHIBIT A - Form of Note...................................................A-1
EXHIBIT B - Accredited Investor Letter.....................................B-1
EXHIBIT C - Form of Conversion Notice......................................C


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                              CROSS-REFERENCE TABLE

  TIA                                                     Indenture
Section                                                    Section
-------                                                    -------

310(a)(1)                                                   7.10
   (a)(2)                                                   7.10
   (a)(3)                                                   N.A.
   (a)(4)                                                   N.A.
   (a)(5)                                                   7.10
   (b)                                                      7.8; 7.10; 14.2
   (c)                                                      N.A.
311(a)                                                      7.11
   (b)                                                      7.11
   (c)                                                      N.A.
312(a)                                                       2.5
   (b)                                                      14.3
   (c)                                                      14.3
313(a)                                                      7.6
   (b)(1)                                                   N.A.
   (b)(2)                                                   7.6
   (c)                                                      7.6; 14.2
   (d)                                                      7.6
314(a)                                                      4.6; 13.2
   (b)                                                      N.A.
   (c)(1)                                                   2.2; 7.2; 14.4
   (c)(2)                                                   7.2; 14.4
   (c)(3)                                                   N.A.
   (d)                                                      N.A.
   (e)                                                      14.5
   (f)                                                      N.A.
315(a)                                                      7.1(b)
   (b)                                                      7.5; 7.6; 14.2
   (c)                                                      7.1(a)
   (d)                                                      2.8; 6.11; 7.1(b)(c)
   (e)                                                      6.13
316(a)(last sentence)                                       2.9
   (a)(1)(A)                                                6.11
   (a)(1)(B)                                                6.12
   (a)(2)                                                   N.A.
   (b)                                                      6.12; 6.7
317(a)(1)                                                   6.3
   (a)(2)                                                   6.4
   (b)                                                      2.4


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318(a)                                                      14.1

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N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed a part of the Indenture.


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            INDENTURE, dated as of March 18, 1998, between Cellular
Communications International, Inc., a Delaware corporation (the "Company"), and The Chase Manhattan Bank, a New York corporation, as Trustee.

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 6% Convertible Subordinated Notes due 2005:

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

            "Acceleration Notice" shall have the meaning specified in Section
6.2.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that (i) holding office as an executive officer or director of a Person or (ii) beneficial ownership of 10% or more of the equity securities of a Person, either individually or as part of a group, shall be deemed to be control.

            "Agent" means the Trustee and any Registrar, Paying Agent, co-Registrar, authenticating agent or Notes Custodian.

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

            "Beneficial Owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.
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            "Board of Directors" means, with respect to any person, the Board of
Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

            "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors, or any duly authorized committee thereof, of such person.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

            "Capital Stock" means all shares, interest, participations, rights or other equivalents (however designated) of corporate stock or similar interests in any other form of entity, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, such partnership.

            "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "Change of Control" means (i) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act) other than a Wholly Owned Restricted Subsidiary of the Company or one or more Permitted Holders, (ii) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that either (A) immediately after such transaction any "person" or "group" (as so defined) shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors or (B) the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the combined voting power of the securities of the Company ordinarily having the right to vote in the election of directors are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the combined voting power of the securities of the surviving corporation ordinarily having the right to vote in the election of directors,
(iii) any "person" or "group" (as so defined) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50 percent of the total voting power of all classes of the voting stock of the Company ordinarily having the right to vote in the election of directors calculated on a fully diluted basis or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for


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election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office; provided, that no Change of Control will be deemed to occur pursuant to this Indenture if the Notes have a rating of at least BBB-by S&P or a rating of at least Baa3 by Moody's for a period of at least 30 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of the Notes are under publicly announced consideration for possible downgrading by the applicable rating agency).

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Common Stock" means the Company's common stock, par value $.01 per share, or as such stock may be reconstituted from time to time.

            "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

            "Continuing Director" means at any date a member of the Company's Board of Directors (i) who was a member of such board on the Issue Date or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

            "Conversion Price" shall have the meaning specified in Section 13.4.

            "Conversion Shares" shall have the meaning specified in Section 13.5(1).

            "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Date of Conversion" shall have the meaning specified in Section
13.2.

            "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

            "Defaulted Interest" shall have the meaning specified in Section
2.12.

            "Definitive Notes" means Notes that are in the form of Note attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 3 thereof.


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

            "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

            "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is or could be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the maturity of the Notes.

            "Distribution Date" shall have the meaning specified in Section 13.5(1).

            "DTC" shall have the meaning specified in Section 2.3.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Event of Default" shall have the meaning specified in Section 6.1.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

            "Expiration Time" shall have the meaning specified in Section
13.5(f).

            "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States; provided, however, that for purposes of determining compliance with covenants in this Indenture, "GAAP" means such generally accepted accounting principles which are in effect as of the Issue Date.

            "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of Note attached hereto as Exhibit A. There shall be separate Global Notes, with separate CUSIP Numbers, to evidence interests (x) in the Notes held by "qualified institutional buyers," as defined in Rule 144A under the Securities Act, and (y) in the Notes held by persons who acquired their interest in the Notes in compliance with Regulation S under the Securities Act.

            "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without


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limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. The amount of any Guarantee shall be equal to the maximum potential liability in respect of the Guarantee, even if less than the Indebtedness supported by such Guarantee.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" or "Noteholder" means the person in whose name a Note is registered on the Registrar's books.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Capital Stock; (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person, but excluding Non-Recourse Pledges in connection with Project Financings), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person, provided that each of the foregoing, where applicable, shall be calculated in accordance with U.S. GAAP. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.


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

            "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation and Wasserstein Perella Securities, Inc.

            "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

            "Issue Date" means the date of first issuance of the Notes under this Indenture.

            "Investment" means, with respect to any Person, any investment by such Person in other Persons (including Affiliates of such Person) in the form of loans (including Guarantees), advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, or any agreement to make any such investment or enter into any such transaction on a future date or upon the happening of any event, and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Except as otherwise specified, Investments will be valued as of the date made for all purposes under this Indenture.

            "Junior Securities" means any Qualified Capital Stock and any Indebtedness of the Company that is fully subordinated in right of payment to the Notes and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

            "Last Sale Price" shall have the meaning specified in Section 13.3.

            "Legal Holiday" shall have the meaning specified in Section 14.7.

            "License" means the GSM license held by OPI.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Liquidated Damages" shall have the meaning specified in the Registration Rights Agreement.


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

            "Minority Owned Affiliate" of any specified Person means any other Person in which an Investment has been made by the specified Person other than a director or indirect Subsidiary of the specified Person.

            "Moody's" means Moody's Investors Service, Inc. or, if Moody's Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings businesses shall have been transferred to a successor Person, such successor Person; provided, that if Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its rating business with respect thereto shall not have been transferred to any successor Person, then "Moody's" shall mean any other nationally recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company by a written notice given to the Trustee.

            "non-electing share" shall have the meaning specified in Section
13.6.

            "Non-Payment Default" shall have the meaning specified in Section 12.2(b).

            "Non-Recourse Pledge" means, with respect to any Project Financing permitted under this Indenture by any Person that owns the assets or business being financed (the "borrower"), a pledge by the immediate parent of the borrower of the Equity Interests of the borrower to secure such Project Financing; provided that (i) the lenders' recourse shall be limited to the Equity Interests of the borrower and shall not extend to any other assets of the parent and (ii) the assets or business being financed shall constitute all or substantially all the assets of the borrower.

            "Notes" means, collectively, the 6% Convertible Subordinated Notes due 2005, as amended or supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

            "Notes Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

            "Notice of Default" shall have the meaning specified in Section 6.1(3), (4) or (5).

            "Offer" shall have the meaning specified in Section 13.5(f).

            "Officer" means, with respect to the Company, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary or an Assistant Secretary of the Company.

            "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers of the Company and otherwise complying with the requirements of Section 2.2, if applicable, and Sections 14.4 and 14.5; provided, however, that for the purposes of Section 4.6(a), "Officers'

Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company.

            "Omnitel" means Omnitel-Sistemi Radiocellulari Italiani S.p.A.

            "OPI" means Omnitel Pronto Italia S.p.A.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and which complies with the requirements of Sections 14.4 and 14.5, to the extent applicable thereto.

            "Paying Agent" shall have the meaning specified in Section 2.3.

            "Payment Blockage Period" shall have the meaning specified in
Section 12.2(b).

            "Payment Default" shall have the meaning specified in Section
12.2(a).

            "Payment Notice" shall have the meaning specified in Section
12.2(b).

            "Permitted Holder" means and includes (i) any corporation the outstanding voting power of the capital stock of which is beneficially owned directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Capital Stock of the Company or (ii) any underwriter during the period engaged in a firm commitment underwriting on behalf of the Company with respect to the shares of Capital Stock being underwritten.

            "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

            "principal" of any Indebtedness means the principal of such Indebtedness plus, without duplication, any applicable premium, if any, on such Indebtedness.

            "Project Financing" means any Indebtedness incurred after the date hereof by a Restricted Subsidiary of the Company, a Restricted Affiliate or a Restricted Subsidiary of a Restricted Affiliate that is Non-Recourse Debt with respect to the Company and each of its other Restricted Subsidiaries, Restricted Affiliates and Restricted Subsidiaries of Restricted Affiliates, provided that Guarantees permitted under (i) or (j) of "Incurrence of Indebtedness and Issuance of Disqualified Stock" will not cause such Project Financing to be recourse debt for purposes of this definition.

            "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "Purchase Agreement" means that certain Purchase Agreement, dated March 11, 1998, by and among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "Purchased Shares" shall have the meaning specified in Section 13.5(f).

            "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

            "Record Date" means a Record Date specified in the Notes whether or not such Record Date is a Business Day.

            "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Note attached hereto as Exhibit A.

            "Redemption Price," when used with respect to any Note to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Note attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest and Liquidated Damages, if any, to and including the Redemption Date.

            "Registrar" shall have the meaning specified in Section 2.3.

            "Registration Rights Agreement" means the Convertible Subordinated Note Registration Rights Agreement, dated the date hereof, by and among the Initial Purchasers and the Company, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "Repurchase Date" shall have the meaning specified in Section
11.1(a).

            "Repurchase Offer" shall have the meaning specified in Section 11.1(a).

            "Repurchase Price" shall have the meaning specified in Section 11.1(a).

            "Responsible Officer," when used with respect to the Trustee, means any officer, including, without limitation, any vice-president, assistant vice-president, assistant treasurer, assistant secretary, within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer or employee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Affiliate" means any direct or indirect Minority Owned Affiliate of the Company that has been designated in a Board Resolution as a Restricted Affiliate based on a determination by the Board of Directors that the Company has, directly or indirectly, the requisite control over such Minority Owned Affiliate to prevent it from incurring any Indebtedness or issuing any preferred stock or taking any other action at any time in contravention of any of the provisions of this Indenture that are applicable to Restricted Affiliates. The Company will be required to deliver an Officers' Certificate to the Trustee, including a copy of the Board Resolution, upon designating any Minority Owned Affiliate as a Restricted Affiliate.

            "Restricted Note" means a Note, unless or until it has been (i) disposed of in a transaction effectively registered under the Securities Act or
(ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

            "Restricted Subsidiary" of any such Person means any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Senior Indebtedness" means all obligations of the Company to pay the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all letters of credit, reimbursement obligations and fees, costs, expenses and other amounts accrued or due on or in connection with, any Indebtedness of the Company, whether outstanding on the date hereof or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is not senior or superior in right of payment to the Notes or is pari passu with, or subordinated to, the Notes; provided that in no event shall Senior Indebtedness include (a) Indebtedness of the Company owed or owing to any Subsidiary of the Company, (b) Indebtedness representing or with respect to any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services or (c) any liability for taxes owed or owing by the Company or any Subsidiary of the Company.

            "Shelf Registration Statement" shall have the meaning specified in the Registration Rights Agreement.

            "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" of the Company within the meaning of Rule 1.02(w) of Regulation S-X promulgated by the Commission as in effect as of the Issue Date.

            "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

            "Stated Maturity," when used with respect to any Note, means April 1, 2005.

            "S&P" means Standard & Poor's Corporation or, if Standard & Poor's Corporation shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, that if Standard & Poor's Corporation ceases rating debt securities having a maturity at original issuance of at least one year and its rating business with respect thereto shall not have been transferred to any successor Person, then "S&P" shall mean any other nationally recognized rating agency (other than Moody's) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company by a written notice given to the Trustee.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership of which more than 50% of the partnership's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as amended and as in effect on the date of the execution of this Indenture.

            "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the Nasdaq National Market (or, if the Common Stock is not listed thereon, on the principal national securities exchange on which the Common Stock is listed or admitted to trading).

            "Transfer Restricted Notes" means Notes that bear or are required to bear the legend set forth in Section 2.6 hereof.

            "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee including without limitation any vice president, assistant vice president, assistant treasurer, corporate trust officer or any other officer or employee of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers or employees, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

            "Voting Stock" means the combined voting power of the then outstanding securities entitled to vote generally in elections of directors, managers or trustees, as applicable, of the Company or any successor entity.

            "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of that Person or a combination thereof.

Section 1.2. Incorporation by Reference of TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "Indenture securities" means the Notes.

            "Indenture noteholder" means a Holder or a Noteholder.

            "Indenture to be qualified" means this Indenture.

            "Indenture trustee" or "institutional trustee" means the Trustee.

            "Obligor" on the indenture securities means the Company and any other obligor on the Notes.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

Section 1.3. Rules of Construction.

            Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions;

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (7) references to Sections or Articles means reference to such
            Section or Article in this Indenture, unless stated otherwise.

                                   ARTICLE II.

                                    THE NOTES

Section 2.1. Form and Dating.

            The Notes and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which
Exhibit is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Note attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Note shall be dated the date of its authentication.

            The terms and provisions contained in the form of Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. If any term or provision of a Note limits, qualifies, or conflicts with the terms of this Indenture, the terms of this Indenture shall control.

Section 2.2. Execution and Authentication.

            Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal may be, but is not required to be, impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

            If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that or any office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Notes and this Indenture.

            A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note but such signature shall be conclusive evidence that the Note has been authenticated pursuant to the terms of this Indenture.

            The Trustee shall authenticate the Notes for original issue in the aggregate principal amount of up to $86,250,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify (i) the amount of Notes to be authenticated and (ii) the date or dates on which the Notes are to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $86,250,000 except as provided in
Section 2.7; provided that Notes in excess of $75,000,000 shall not be issued other than pursuant to the exercise of the over-allotment option granted by the Company to the Initial Purchasers as provided in the Purchase Agreement. Upon the written order or orders of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries, and has the same protections under this Indenture.

            Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 2.3. Registrar and Paying Agent.

            The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Notes may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII and XI and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

            The Company shall enter into an appropriate written agency agreement with any Agent; who is not an authenticating agent, not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

            The Trustee shall enter into an appropriate written agency agreement with an authenticating agent, which agreement shall implement the provisions of this Indenture that relate to such authenticating agent.

            The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

            The Company initially appoints the Trustee to act as Notes Custodian with respect to the Global Notes.

Section 2.4. Paying Agent to Hold Assets in Trust.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, interest on or Liquidated Damages with respect to, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall promptly notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such assets.

Section 2.5. Noteholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

Section 2.6. Transfer and Exchange.

      (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co-Registrar with a request:

                  (x) to register the transfer of such Definitive Notes; or

                  (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations;

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

            (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

            (ii) in the case of a Definitive Note that is a Transfer Restricted Note, shall be accompanied by the following additional information and documents, as applicable:

                  (A) if such Definitive Note is being delivered to the
            Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the Note); or

                  (B) if such Definitive Note is being transferred to a
            "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the Note); or

                  (C) if such Definitive Note is being transferred to an
            institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, a certification to that effect (in substantially the form set forth on the Note) accompanied by a certificate in the form of Exhibit B to this Indenture to the Trustee and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act;

                  (D) if such Definitive Note is being transferred in accordance with Regulation S under the Securities Act, a certification to that effect (in substantially the form set forth on the Note) and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the Company, the Trustee and the Registrar to the effect that such transfer is in compliance with the Securities Act; or

                  (E) if such Definitive Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form set forth on the Note) and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act.

      (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer in form reasonably satisfactory to the Company and the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing, together with:

            (i) if such Definitive Note is a Transfer Restricted Note, certification, substantially in the form set forth on the Note, that such Definitive Note is being transferred (x) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (y) in accordance with Regulation S under the Securities Act; and

            (ii) whether or not such Definitive Note is a Transfer Restricted Note, written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the applicable Global Note;

then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the appropriate Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate an appropriate new Global
Note in the appropriate principal amount.

      (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

      (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

            (i) Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Note only, the following additional information and documents shall be required to be delivered to the Trustee (all of which may be submitted by facsimile):

                  (A) if such beneficial interest is being transferred to the
            Person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the Note); or

                  (B) if such beneficial interest is being transferred to a
            "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth on the Note); or

                  (C) if such beneficial interest is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, a certification to that effect (in substantially the form set forth on the Note) accompanied by a certificate in the form of Exhibit B to this Indenture to the Trustee and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act;

                  (D) if such beneficial interest is being transferred in
            accordance with Regulation S under the Securities Act, a certification to that effect (in substantially the form set forth on the Note) and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the Company, the Trustee and the Registrar to the effect that such transfer is in compliance with the Securities Act; or

                  (E) if such beneficial interest is being transferred in
            reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form set forth on the Note) and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act;

then the Trustee or the Notes Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and make available for delivery to the transferee a Definitive Note.

            (i) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make such Definitive Notes available for delivery to the persons in whose names such Notes are so registered.

      (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Note may not be transferred as a whole except (i) by the Depositary to a nominee of the Depositary, (ii) by a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

      (f) Authentication of Definitive Notes in Absence of Depositary. If at any time:

            (i) the Depositary for the Notes notifies the Company and the Company notifies the Trustee in writing that the Depositary is no longer willing or able to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

            (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture;

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes, will authenticate and make available for delivery Definitive Notes, in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for such Global Notes.

      (g) Legends.

            (i) Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (the "Private Placement Legend"):

            "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD,

      PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $100,000, AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

            (ii) Each Note certificate evidencing the Global Notes shall bear a legend in substantially the following form (the "Global Note Legend"):

            "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.7 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

            (iii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                  (A) in the case of any Transfer Restricted Note that is a
            Definitive Note or that is represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note (1) in the case of a sale or transfer pursuant to Rule 144 under the Securities Act, after delivery of a customary Opinion of Counsel satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act or (2) in the case of a sale or transfer pursuant to an effective registration statement under the Securities Act; and

                  (B) any such Transfer Restricted Note represented by a Global
            Note shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof).

      (h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee or the Company, to reflect such reduction.

      (i) Obligations with respect to Transfers and Exchanges of Definitive
Notes.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Company's or, if the Registrar and the Trustee are not the same Person, at the Registrar's written request.

            (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.10, 3.7, 9.5, or 11.1 (final paragraph)).

            (iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Note selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Note being redeemed in part, or (b) any Note for a period beginning 15 days before the mailing of a notice of an offer to repurchase pursuant to Article XI hereof or the mailing of a notice of redemption of Notes pursuant to Article III hereof and ending at the close of business on the day of such mailing.

Section 2.7. Replacement Notes.

            If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Note has been lost, destroyed or stolen, the Company shall issue and the Trustee shall authenticate a replacement
Note if the Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note.

            In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Note, pay such Note, upon satisfaction of the conditions set forth in the preceding paragraph.

            Every new Note issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.8. Outstanding Notes.

            Notes outstanding at any time are all the Notes that have been authenticated by the Trustee (including any Note represented by a Global Note) except those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee hereunder, those paid pursuant to Section 2.7 and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note, except as provided in Section 2.9.

            If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), the replaced Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.7.

            If on a Redemption Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash sufficient to pay all of the principal and interest due on the Notes payable on that date in accordance with Section
3.6 hereof and payment of the Notes called for redemption is not otherwise prohibited pursuant to Article XII hereof or otherwise, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.9. Treasury Notes.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

Section 2.10. Temporary Notes.

            Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company reasonably and in good faith considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as permanent Notes authenticated and delivered hereunder.

Section 2.11. Cancellation.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and return all Notes surrendered for transfer, exchange, payment or cancellation. All canceled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by an Officers' Certificate of the Company, the Company shall direct that the canceled Notes be returned to the Company. Subject to Section 2.7, the Company may not issue new Notes to replace Notes that have been paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.11, except as expressly permitted in the form of Notes and as permitted by this Indenture.

Section 2.12. Defaulted Interest.

            Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

            Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (collectively, herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 Business Days and not less than 10 Business Days prior to the date of the proposed payment and not less than 10 Business Days after the receipt by the Trustee of the notice of the proposed payment ("Special Record Date"). The Trustee shall promptly notify the Company in writing of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note register not less than 10 Business Days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

            (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13. CUSIP Numbers.

            The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to the

Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE III.

                                   REDEMPTION

Section 3.1. Right of Redemption.

            Redemption of Notes, as permitted by any provision of this Indenture, shall be made in accordance with Paragraph 5 of the Notes and this
Article III. The Company will not have the right to redeem any Notes prior to April 4, 2001. On or after April 4, 2001, the Company will have the right to redeem all or any part of the Notes at the Redemption Prices specified in Paragraph 5 therein, in each case including accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Redemption Date. Payments in respect of the Notes on redemption by the Company are subject to the subordination provisions set forth in Article XII.

Section 3.2. Notices to Trustee.

            If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed, the Redemption Price and whether it wants the Trustee to give notice of redemption to the Holders.

            The Company shall give each notice to the Trustee provided for in this Section 3.2 at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee). Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.3. Selection of Notes to Be Redeemed.

            If less than all of the Notes are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable depositary, legal and stock exchange or automated quotation system requirements.

            The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.4. Notice of Redemption.

            At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to the Trustee and each Holder whose Notes are to be redeemed at such Holder's address as it appears on the security register maintained by the Registrar. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice of redemption shall identify the Notes to be redeemed and shall state:

                  (1) the Redemption Date, and that the Notes called for
            redemption may not be converted after the Business Day immediately prior to the Redemption Date;

                  (2) the Redemption Price, including the amount of accrued and unpaid interest and Liquidated Damages, if any, to be paid upon such redemption;

                  (3) the name, address and telephone number of the Paying
            Agent;

                  (4) that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                  (5) that, unless (a) the Company defaults in its obligation to deposit Cash with the Paying Agent in accordance with Section 3.6 hereof or (b) such redemption payment is prohibited pursuant to
            Article XII hereof or otherwise, interest on, and Liquidated Damages with respect to, Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to, but excluding the Redemption Date, upon surrender to the Paying Agent of the Notes called for redemption and to be redeemed;

                  (6) if any Note is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Note to be redeemed and that, on or after the Redemption Date, upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (7) if less than all the Notes are to be redeemed, the
            identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Notes to be redeemed;

                  (8) the CUSIP number of the Notes to be redeemed; and

                  (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the redemption provisions of Paragraph 5 of the Notes.

Section 3.5. Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the corresponding Interest Payment Date, the accrued interest and Liquidated Damages, if any, shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest or Liquidated Damages shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.6. Deposit of Redemption Price.

            On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash sufficient to pay the Redemption Price of, including accrued and unpaid interest on, and Liquidated Damages, if any, with respect to, all Notes to be redeemed on such Redemption Date (other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company.

            If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Notes called for redemption is not prohibited under Article XII or otherwise, interest and Liquidated Damages, if any, on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. Notwithstanding anything herein to the contrary, if any Note surrendered for redemption in the manner provided in the Notes shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, Liquidated Damages shall continue to accrue and be paid from the Redemption Date if so required pursuant to Section 3 of the Registration Rights Agreement and interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Note.

Section 3.7. Notes Redeemed in Part.

            Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall thereafter authenticate and make available for delivery to the Holder, without service charge to the Holder, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE IV.

                                    COVENANTS

Section 4.1. Payment of Notes.

            The Company shall pay the principal of, interest on, and Liquidated Damages with respect to, the Notes on the dates and in the manner provided in the Notes and the Registration Rights Agreement, as applicable. An installment of principal of, interest on, or Liquidated Damages with respect to, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 12:00 noon New York City time on that date, Cash deposited and designated for and sufficient to pay the installment.

            The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Notes compounded semi-annually, to the extent lawful.

Section 4.2. Maintenance of Office or Agency.

            The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the principal corporate trust office in New York City of the Trustee as such office.

Section 4.3. Corporate Existence.

            Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if (a) the Company shall, in good faith, reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.4. Payment of Taxes and Other Claims.

            Except with respect to items that are not material to the Company and its Subsidiaries taken as a whole, the Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company or any of its Subsidiaries; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

Section 4.5. Maintenance of Properties and Insurance.

      The Company shall cause all material properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.5 shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any of such properties, if such discontinuance is (a) in the judgment of the Company, desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

            The Company shall provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, is adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, and adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner for entities similarly situated in the industry, unless failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

Section 4.6. Compliance Certificate; Notice of Default.

            (a) The Company shall deliver to the Trustee within 120 days after the end of the Company's fiscal year (with such fiscal year as of the date hereof ending on December 31) an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

            (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon the Company becoming aware of (and in any event within five days after the Company becomes aware of) any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Notes, an Officers' Certificate specifying such Default, Event of Default or fact and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives notice thereof from the Company or any of the Holders.

Section 4.7. Reports.

            Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company and, with respect to the annual information only, a report thereof by the Company's certified independent accountants, (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports and (iii) any other information that the Company would be required to disclose pursuant to Section 13 or 15 of the Exchange Act if the Company were required to disclose such information. In addition, following the effectiveness of a shelf registration statement as contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss. 314(a).

Section 4.8. Limitation on Status as Investment Company.

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, conduct its business in a fashion that would cause it to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act of 1940.

Section 4.9. Waiver of Stay, Extension or Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium of, interest on, or Liquidated Damages with respect to, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.10. Rule 144A Information Requirement.

            If at any time there are Transfer Restricted Notes outstanding and the Company shall cease to have a class of equity securities registered under
Section 12(b) of the Exchange Act or shall cease to be subject to Section 15(d) of the Exchange Act, the Company shall furnish, within a reasonable period of time, to the Holders or beneficial holders of the Notes or the underlying Common Stock and prospective purchasers of Notes or the underlying Common Stock designated by the Holders of Transfer Restricted Notes, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Shelf Registration Statement has become effective under the Securities Act. The Company shall also furnish such information during the pendency of any suspension of effectiveness of the Shelf Registration Statement.

                                   ARTICLE V.


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

                              SUCCESSOR CORPORATION

Section 5.1. Limitation on Merger, Sale or Consolidation.

            (a) The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another corporation, person or entity unless (i) the Company is the surviving corporation or the entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all of the obligations of the Company under the Registration Rights Agreement, the Notes and this Indenture; pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee and
(iii) immediately after such transaction no Default or Event of Default exists.

            (b) For purposes of clause (a) of this Section 5.1 and Section 13.6, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 5.2. Successor Corporation Substituted.

            Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and the Company thereafter will be released from its obligations under this Indenture and the Notes, except as to any obligations that arise from or as a result of such transaction.

                                   ARTICLE VI.

                         EVENTS OF DEFAULT AND REMEDIES

Section 6.1. Events of Default.

      "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) failure to pay any installment of interest on, or
            Liquidated Damages with respect to, the Notes when the same becomes due and payable and the continuance of such failure for a period of 30 days, whether or not such payment is prohibited by Article XII;

                  (2) default in payment when due of the principal of,
            Liquidated Damages, if any, on the Notes at maturity, upon acceleration, repurchase or otherwise;

                  (3) failure by the Company or any Restricted Subsidiary of the
            Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate to comply for 30 days after notice with any of their obligations described under the Section 11.1 hereof;

                  (4) failure by the Company or any Restricted Subsidiary of the
            Company, Restricted Affiliate or Restricted Subsidiary of or Restricted Affiliate to comply with any other covenant or agreement contained in the Notes or this Indenture and, the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes outstanding;

                  (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary of the Company, Restricted Affiliate or Restricted Subsidiary of a Restricted Affiliate or Omnitel or OPI whether such Indebtedness or Guarantee now exists or is created after the date hereof, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (or, in the case of Omnitel or OPI, within 30 days from such date) (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more (or, in the case of Omnitel or OPI, $25 million or more);

                  (6) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries or Restricted Affiliates or Restricted Subsidiary of Restricted Affiliate or Omintel or OPI and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5 million (or, in the case of Omnitel or OPI, $25 million or more);

                  (7) revocation of the License or a governmental action that has the effect of preventing OPI from conducting material operations for a period in excess of 180 continuous days;

                  (8) the Company or any of its Restricted Subsidiaries,
            Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates or Omnitel or OPI pursuant to or within the meaning of Bankruptcy Law or other similar laws:

                        (A) commences a voluntary case,

                        (B) consents to the entry of an order for relief against
                  it in an involuntary case,

                        (C) consents to the appointment of a Custodian of it or
                  for all or substantially all of its property,

                        (D) makes a general assignment for the benefit of its
                  creditors, or

                        (E) generally is not paying its debts as they become
                  due; or

                  (9) a court of competent jurisdiction enters an order or
            decree under any Bankruptcy Law or other similar laws that:

                        (A) is for relief against the Company or any of its
                  Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates or Omnitel or OPI in an involuntary case;

                        (B) appoints a Custodian of the Company or any of its
                  Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates or Omnitel or OPI or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates or Omnitel or OPI; or

                        (C) orders the liquidation of the Company or any of its
                  Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates or Omnitel or OPI;

      and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.2. Acceleration of Maturity, Rescission and Annulment.

      If an Event of Default (other than an Event of Default specified in Section 6.1(8) or (9) relating to the Company, any Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of

Restricted Affiliates or Omnitel or OPI) occurs and is continuing, then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Notes, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Notes (or the Repurchase Price if the Event of Default includes failure to pay the Repurchase Price, determined as set forth below), including in each case premium, if any, accrued interest and Liquidated Damages on or with respect thereto, to be due and payable immediately. If an Event of Default specified in Section 6.1(8) or (9) relating to the Company, any Restricted Subsidiaries, Restricted Affiliates or Restricted Subsidiaries of Restricted Affiliates or Omnitel or OPI occurs, all principal, premium, if any, accrued interest and Liquidated Damages on or with respect thereto will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

            If an Event of Default occurs on or after April 4, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.1 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to April 4, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount that would otherwise have been due and payable pursuant to
Section 3.1 hereof had the Notes been redeemed on the year after April 4, 2001.

            Holders of not less than a majority in aggregate principal amount at maturity of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal amount or Accreted Value of, premium and Liquidated Damages, if any, or interest on, the Notes (which would be required to be unanimous), including in connection with an offer to purchase; (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

            Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent Default or Event of Default or impair any right consequent thereon.

Section 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

            The Company covenants that if an Event of Default in payment of principal, premium, interest or Liquidated Damages specified in clause (1) or
(2) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium (if any), interest, Liquidated Damages and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), Liquidated Damages and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs, fees and expenses of collection, including compensation to, and expenses, disbursements and advances of, the Trustee, its agents and counsel.

            If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may at the expense of the Company institute a judicial proceeding for the collection of the sums so due and unpaid, may at the expense of the Company prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

            If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4. Trustee May File Proofs of Claim.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (which term as used in this Section shall include any predecessor Trustee) (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, interest or Liquidated Damages) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions under the TIA, including

            (1) to file and prove a claim for the whole amount of principal (and premium, if any), interest and Liquidated Damages owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim under Section 7.7 for the compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (2) To collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 6.6;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, fees, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of such compensation, expenses, fees, disbursements and advances of Trustee, its agents and counsel and any other amounts due to the Trustee under Section 7.7 hereof out of the estate in any such judicial proceeding shall be denied for any reason, payment of the same shall be secured by a perfected first priority security interest in and lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, and any such security interest and lien in favor of any predecessor Trustee shall be senior to the security interest and lien in favor of the current Trustee.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5. Trustee May Enforce Claims Without Possession of Notes.

            All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, fees, disbursements and advances of, the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.6. Priorities.

            Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), interest or Liquidated Damages, upon presentation of the

Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the Trustee (including any predecessor Trustee) in payment of all amounts due pursuant to Section 7.7;

            SECOND: To the holders of Senior Indebtedness of the Company to the extent provided in Article XII;

            THIRD: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any), interest on and Liquidated Damages with respect to, the Notes in respect or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium (if any), interest and Liquidated Damages, respectively; and

            FOURTH: To the Company, the remainder, if any.

Section 6.7. Limitation on Suits.

            No Holder of any Note shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (B) the Holders of not less than 25% in principal amount of then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

            (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of then outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 6.8. Unconditional Right of Holders to Receive Principal, Premium, Interest and Liquidated Damages.

            Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any), interest on and Liquidated Damages with respect to, such Note when due (including, in the case of redemption, the Redemption Price on the applicable Redemption Date, and in the case of the Repurchase Price, on the applicable Repurchase Date), to convert such Note in accordance with Article XIII, and to institute suit for the enforcement of any such payment and right to convert after such respective dates, and such rights shall not be impaired without the consent of such Holder.

Section 6.9. Rights and Remedies Cumulative.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.10. Delay or Omission Not Waiver.

            No delay or omission by the Trustee or by any Holder of any Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.11. Control by Holders.

            The Holder or Holders of no less than a majority in aggregate principal amount of then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

            (A) such direction shall be made in writing to the Trustee and shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability,

            (B) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such written direction, and

            (C) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such written direction.

Section 6.12. Waiver of Past Default.

            The Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Notes may, on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Notes, waive any past default hereunder and its consequences, except a default

                  (A) in the payment of the principal of, premium, if any,
            interest on, or Liquidated Damages with respect to, any Note not yet cured as specified in clauses (1) and (2) of Section 6.1, or

                  (B) in respect of a covenant or provision hereof which, under
            Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

Section 6.13. Undertaking for Costs.

            All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of then outstanding Notes, or to any suit instituted by any Holder for enforcement of the payment of principal of, premium (if any), interest on or Liquidated Damages with respect to, any Note on or after the respective Stated Maturity of such Note (including, in the case of redemption, on or after the Redemption Date).

Section 6.14. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII.

                                     TRUSTEE

            The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

Section 7.1. Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default

      (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

      (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

      (1) this paragraph does not limit the effect of paragraph (b) of this Section;

      (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

      (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law

Section 7.2. Rights of Trustee.

      Subject to Section 7.1:

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.3. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4. Trustee's Disclaimer.

            The Trustee makes no representation as to the validity or adequacy of this Indenture, the Registration Rights Agreement, the Offering Memorandum or the Notes and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

Section 7.5. Notice of Default.

            If a Default or an Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 90 days after the later to occur of (i) the occurrence of such Default or Event of Default or (ii) the date the Trustee becomes aware of such Default or Event of Default. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, interest on or Liquidated Damages with respect to, any Note (including the payment of the Repurchase Price on the Repurchase Date and the payment of the Redemption Price on the Redemption Date), the Trustee may withhold the notice if and so long as a committee of Trust Officers in good faith determines that withholding the notice is in the interest of the Noteholders.

Section 7.6. Reports by Trustee to Holders.

            Within 90 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Noteholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and 313(c).

            The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or automatic quotation system or become delisted therefrom.

            A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and, if required, filed with the SEC and each stock exchange, if any, on which the Notes are listed.

Section 7.7. Compensation and Indemnity.

            The Company agrees to pay to the Trustee from time to time such compensation for its services as the parties shall agree in writing from time to time and, in the absence of such agreement, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all such disbursements, expenses, fees and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements, fees and expenses of the Trustee's agents, accountants, experts and counsel.

            The Company agrees to indemnify each of the Trustee and any predecessor Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold them harmless against, any and all claims, demands, expenses (including but not limited to reasonable compensation, fees, disbursements and expenses of the Trustee's agents and counsel and taxes (other than taxes based on the income of the Trustee)), loss, damages or liability incurred by it without negligence, bad faith or willful misconduct on its part, arising out of, related to, or in connection with the acceptance or administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            To secure the Company's payment obligations in this Section 7.7, the Trustee and each predecessor Trustee shall have a perfected lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust for the benefit of the Holders to pay principal and premium, if any, of or interest or Liquidated Damages on particular Notes. Any lien in favor of a predecessor Trustee shall be senior to any lien in favor of the current Trustee.

            When the Trustee or any predecessor Trustee incurs expenses or fees or renders services after an Event of Default specified in Section 6.1(8) or (9) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive indefinitely, including upon the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to
Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

Section 7.8. Replacement of Trustee.

            The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of then outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing. The Company, by Board Resolution, may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged bankrupt or insolvent;

                  (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

            No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 7.8.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of then outstanding Notes may, with the Company's consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately upon delivery of such notice and provided that all sums owing to the retiring Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of then outstanding Notes may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any bona fide Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue indefinitely for the benefit of the retiring Trustee.

Section 7.9. Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

            The Trustee shall at all times satisfy the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee and its direct parent or, in the case of a corporation included in a bank holding company system, the related bank holding company, shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b).

Section 7.11. Preferential Collection of Claims Against Company.

            The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

Section 7.12. Other Capacities.

            All references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as any Agent, to the extent acting in such capacities, and every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacity as any Agent.

                                  ARTICLE VIII.

                           SATISFACTION AND DISCHARGE

Section 8.1. Satisfaction and Discharge of Indenture.

            The Company may terminate its obligations under this Indenture (subject to the provisions of this Article VIII and Section 7.7) when it shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which shall have been canceled, lost or stolen and which shall have been replaced or paid as provided in Article II hereof) and the following conditions shall be satisfied:

            (1) The Company has paid all sums payable under this Indenture; and

            (2) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent have been complied with as contemplated by this Section 8.1. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7 shall survive.

Section 8.2. Repayment to the Company.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of the principal of, premium, if any, interest on or Liquidated Damages with respect to any Note and remaining unclaimed for two years after such principal, premium, if any, interest or Liquidated Damages has become due and payable shall, subject to applicable law, be paid to the Company on its written request; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an authorized newspaper in each place of payment or mail to each such Holder, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

                                   ARTICLE IX.

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1. Supplemental Indentures Without Consent of Holders.

            Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                  (1) to cure any ambiguity, defect or inconsistency provided such provisions shall not adversely affect the interest of the Holders;

                  (2) to provide for uncertified Notes in addition to or in
            place of certificated Notes;

                  (3) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article V hereof;

                  (4) to make any change that would provide any additional
            rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

                  (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2. Amendments, Supplemental Indentures and Waivers with Consent of Holders.

            Subject to the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer for the Notes), by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Notes or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders under this Indenture or the Notes. Subject to the last sentence of this paragraph, the Holder or Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer for the Notes), may, in writing, waive any existing default or compliance by the Company with any provision of this Indenture or the Notes. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each Note then outstanding affected thereby:

                  (1) change the Stated Maturity of any Note or reduce the
            principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the conversion of any Note or the enforcement of any such payment on or after the due date thereof (including, in the case of redemption, on or after the Redemption Date), or reduce the Repurchase Price, or alter the Repurchase Offer (other than set forth herein) or redemption provisions in a manner adverse to the Holders;

                  (2) reduce the percentage in principal amount of the
            outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture;

                  (3) waive a Default or Event of Default in the payment of
            principal of or premium, if any, on the Notes (except a recission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (4) make any change in the provisions of this Indenture
            relating to waivers of past Defaults or the rights of Holders to receive payments or principal of or premium, if any, on the Notes; or

                  (5) adversely affect the right of such Holder to convert
            Notes.

            It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

            After an amendment, supplement or waiver under this Section 9.2 or
Section 9.4 becomes effective, it shall bind each Holder.

            In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or (at the option of the Company) to all Holders, consideration for consent to such amendment, supplement or waiver.

Section 9.3. Compliance with TIA.

            Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.4. Revocation and Effect of Consents.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by written notice to the Company, the Trustee or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (5) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on and Liquidated Damages with respect to a Note, on or after the respective dates set for such amounts to become due and payable as then expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 9.5. Notation on or Exchange of Notes.

            If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee or require the Holder to put an appropriate notation on the Note. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

Section 9.6. Trustee to Sign Amendments, Etc.

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                   ARTICLE X.

                             MEETINGS OF NOTEHOLDERS

Section 10.1. Purposes for Which Meetings May Be Called.

            A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

      (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article VI;

      (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VII;

      (c) to consent to an amendment, supplement or waiver pursuant to provisions of Section 9.2; or

      (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

Section 10.2. Manner of Calling Meetings.

            The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.1, to be held at such time and at such place in the City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed at the Company's expense by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting.

            Any meeting of Noteholders shall be valid without notice if the Holders of all Notes then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.3. Calling of Meetings by the Company or Holders.

            In case at any time the Company or the Holders of not less than 10% in aggregate principal amount of the Notes then outstanding shall have requested the Trustee to call a meeting of Noteholders to take any action specified in
Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such written request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in the City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in the City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

Section 10.4. Who May Attend and Vote at Meetings.

            To be entitled to vote at any meeting of Noteholders, a Person shall
(a) be a registered Holder of one or more Notes, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.5. Regulations May Be Made by Trustee; Conduct of the Meeting: Voting
Rights: Adjournment.

            Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

            The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

            At any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.2 or Section 10.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

Section 10.6. Voting at the Meeting and Record to Be Kept.

            The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amount of the Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published as provided in
Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

            Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.7. Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting.

            Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                                   ARTICLE XI.

              RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL

Section 11.1. Repurchase of Notes at Option of the Holder Upon a Change of Control.

      (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Repurchase Offer") to each Holder to repurchase all or any part (equal to $1000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof and Liquidated Damages thereon, if any, on the date of purchase (the "Repurchase Price"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Repurchase Offer is being made pursuant to this Section 11.1 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no later than 30 business days from the date such notice is mailed (the "Repurchase Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Repurchase Price, all Notes accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Repurchase Date; (5) that Holders electing to have any Notes purchased pursuant to a Repurchase Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Repurchase Date;
(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control.

      (b) On the Repurchase Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Repurchase Offer, (2) deposit with the Paying Agent an amount equal to the Repurchase Price in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered payment in an amount equal to the purchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in a principal amount of $1000 or an integral multiple thereof. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date.


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

Section 11.2. Change of Control Offer Made by a Third Party.

            Notwithstanding anything to the contrary in Section 11.1, the Company shall not be required to make a Repurchase Offer upon a Change of Control if a third party makes the Repurchase Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 11.1 hereof and purchases all Notes validly tendered and not withdrawn under such Repurchase Offer.

                                  ARTICLE XII.

                                  SUBORDINATION

Section 12.1. Notes Subordinated to Senior Indebtedness.

            The Company and each Holder, by its acceptance of Notes, agree that
(a) the payment of the principal of and interest on the Notes and (b) any other payment in respect of the Notes, including on account of the acquisition or redemption of the Notes by the Company and any premium and Liquidated Damages (including, without limitation, pursuant to Article XI (but specifically excluding payments to the Trustee for its own benefit), and including the payment of cash, property or securities (other than Junior Securities) upon conversion of a Note, is subordinated, to the extent and in the manner provided in this Article XII, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

            This Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

Section 12.2. No Payment on Notes in Certain Circumstances.

            (a) No payment may be made by the Company, directly or through any Subsidiary, on account of the principal of, premium, if any, interest on, or Liquidated Damages with respect to, the Notes, or to acquire any of the Notes (including repurchases of Notes at the option of the Holder) for cash or property (other than Junior Securities), or on account of the redemption provisions of the Notes, (i) upon the maturity of any Senior Indebtedness by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on and other amounts payable in respect of Senior Indebtedness are first paid in full (or such payment is duly provided for), or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (collectively, a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.


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

            (b) Upon (i) the happening of an Event of Default (other than a Payment Default) that permits, or would permit, with (w) the passage of time,
(x) the giving of notice, (y) the making of any payment of the Notes then required to be made, or (z) any combination thereof (collectively, a "Non-Payment Default"), the holders of Senior Indebtedness having a principal amount then outstanding in excess of $10,000,000 or their respective representatives immediately to accelerate the maturity of such Indebtedness and
(ii) written notice of such Non-Payment Default being given to the Company and the Trustee by the holders of Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such Non-Payment Default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company, directly or through any Subsidiary or Minority Owned Affiliate, on account of the principal of, premium, if any, interest on, or Liquidated Damages with respect to, the Notes, or to acquire or repurchase any of the Notes for cash or property, or on account of the redemption provisions of the Notes, in any such case other than payments made with Junior Securities. Notwithstanding the foregoing, unless (i) the Senior Indebtedness in respect of which such Non-Payment Default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay to the Holders of the Notes all regularly scheduled payments on the Notes that were not paid during the Payment Blockage Period due to the foregoing prohibitions (and upon the making of such payments any acceleration of the Notes made during the Payment Blockage Period shall be of no further force or effect) and to resume all other payments as and when due on the Notes. Not more than one Payment Notice may be given in any consecutive 360-day period, unless such Event of Default or such other Events of Default have been cured or waived for a period of not less than 90 consecutive days. In no event, however, may the total number of days during which any Payment Blockage Period is or Payment Blockage Periods are in effect exceed 179 days in the aggregate during any consecutive 360-day period.

            (c) In furtherance of the provisions of Section 12.1, in the event that, notwithstanding the foregoing provisions of this Section 12.2, any payment or distribution of assets of the Company or any Subsidiary or Minority Owned Affiliate (other than Junior Securities) shall be received by the Trustee for the benefit of the Holders or the Holders or any Paying Agent for the benefit of the Holders at a time when such payment or distribution is prohibited by the provisions of this Section 12.2, then such payment or distribution (subject to the provisions of Article VII and Sections 12.6, 12.7 and 12.12) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by the Trustee or such Holders or such Paying Agent, as the case may be, to the representative or representatives of the holders of Senior Indebtedness remaining unpaid, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of all Senior Indebtedness in full after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness.


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

Section 12.3. Notes Subordinated to Prior Payment of All Senior Indebtedness on Dissolution Liquidation or Reorganization.

            Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities:

      (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full (or have such payment duly provided for) before the Holders of the Notes are entitled to receive any payment on account of the principal of, premium, if any, interest on, and Liquidated Damages with respect to, the Notes (other than Junior Securities);

      (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the Holders of the Notes or the Trustee on behalf of the Holders would be entitled (by setoff or otherwise), except for the provisions of this Article XII, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Senior Indebtedness or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness (but this Section 12.3(b) shall not apply to payments or distributions to the Trustee for its own benefit); and

      (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company or any Subsidiary or Minority Owned Affiliate (other than Junior Securities) shall be received by the Holders of the Notes or the Trustee on behalf of the Holders or any Paying Agent at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by such Holders or the Trustee or such Paying Agent, as the case may be, to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

Section 12.4. Noteholders to Be Subrogated to Rights of Holders of Senior Indebtedness.

            Subject to the payment in full of all Senior Indebtedness as provided herein, the Holders of Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by the Company, or by or on behalf of the Holders by virtue of this
Article XII, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company or on account of such Senior Indebtedness, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

            If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XII shall have been applied, pursuant to the provisions of this Article XII, to the payment of amounts payable under Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

Section 12.5. Obligations of the Company Unconditional.

            Nothing contained in this Article XII or elsewhere in this Indenture or in the Notes is intended to or shall impair as between the Company and the Holders the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, interest on, and Liquidated Damages with respect to, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this
Article XII or elsewhere in this Indenture or in the Notes, upon any distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XII. Nothing in this Section 12.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7 or otherwise for its own benefit.

Section 12.6. Trustee and Other Agents Entitled to Assume Payments Not Prohibited in Absence of Notice.

            The Trustee and all other Agents shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have actually received, no later than three Business Days prior to such payment, written notice thereof in compliance with Section
14.2 from the


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

Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

Section 12.7. Application by Trustee of Assets Deposited with It.

            Amounts deposited in trust with the Trustee pursuant to and in accordance with this Indenture shall be, subject to Section 7.7, for the sole benefit of Noteholders and, to the extent allocated for the payment of Notes, shall not be subject to the subordination provisions of this Article XII. Otherwise, any deposit of assets with the Trustee or any other Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of Sections 12.1, 12.2, 12.3 and 12.4; provided that by, if prior to three Business Days preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, without liability, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 12.8. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

            No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

Section 12.9. Noteholders Authorize Trustee to Effectuate Subordination of
Notes.

            Each Holder of the Notes by his acceptance thereof authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XII and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the immediate filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Noteholder in any such proceeding.

Section 12.10. Right of Trustee to Hold Senior Indebtedness.

            The Trustee shall be entitled to all of the rights set forth in this
Article XII in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 12.11. Article XII Not to Prevent Events of Default.

            The failure to make a payment on account of principal of, premium, if any, interest on, or Liquidated Damages with respect to, the Notes by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment on the Notes.

Section 12.12. No Duty of Trustee and Other Agents to Holders of Senior Indebtedness.

            The Trustee and the other Agents shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Notes or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise. Nothing in this Section 12.12 shall affect the obligation of any other such Person receiving such payment or distribution from the Trustee or any other Agent to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

                                  ARTICLE XIII.

                               CONVERSION OF NOTES

Section 13.1. Conversion Privilege.


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

            Subject to and upon compliance with the provisions of this Article XIII, at the option of the Holder thereof, any Note may at any time, be converted, in whole, or in part in integral multiples of $1,000 principal amount, into fully paid and non-assessable shares of Common Stock issuable upon conversion of the Notes, at the conversion price in effect at the Date of Conversion, until and including, but not after the close of business on the Stated Maturity, unless such Note or some portion thereof shall have been called for redemption or delivered for repurchase prior to such date and no default is made in making due provision for the payment of the Redemption Price or the Repurchase Price, as the case may be, in accordance with the terms of this Indenture, in which case, with respect to such Note or portion thereof as has been so called for redemption or delivered for repurchase, such Note or portion thereof may be so converted until and including, but not after, the close of business on the fifth or second Business Day, respectively, immediately prior to the Redemption Date or Repurchase Date, for such Note, unless the Company subsequently fails to pay the applicable Redemption Price or Repurchase Price, as the case may be.

Section 13.2. Exercise of Conversion Privilege.

            In order to exercise the conversion privilege, the Holder of any Note to be converted shall surrender such Note to the Company at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Note, that the Holder elects to convert such Note or a stated portion thereof constituting an integral multiple of $1,000 principal amount, and, if such Note is surrendered for conversion during the period between the close of business on any Record Date and the opening of business on the next following Interest Payment Date and has not been called for redemption on a Redemption Date which occurs within such period, accompanied (except in the case of the Interest Payment Date occurring on April 4, 2001) also by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Note being surrendered for conversion, notwithstanding such conversion. Such notice of conversion shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Notes surrendered for conversion shall (if reasonably required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and the surrender of such Note as aforesaid, the Company shall, subject to the provisions of Section 13.8 hereof, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion of Notes in accordance with the provisions of this Article XIII and Cash, as provided in Section 13.3 hereof, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such Note shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall cause the person or persons in whose name or names the certificate or certificates for such shares are to be issued to be deemed to have become the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the conversion price in effect at the close of business on the date when such Note shall have been so surrendered with the conversion notice. In the case of conversion of a portion, but less than all, of a Note, the Company shall as promptly as practicable execute, and the Trustee shall thereafter authenticate and deliver to the Holder thereof, at the expense of the Company, a Note or Notes in the aggregate principal amount of the unconverted portion of the Note surrendered. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Note (or portion thereof) converted or for dividends or distributions on any Common Stock issued upon conversion of any Note.

Section 13.3. Fractional Interests.

            No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes so surrendered. If any fraction of a share of Common Stock would, except for the foregoing provisions of this Section 13.3, be issuable on the conversion of any Note or Notes, the Company shall make payment in lieu thereof in an amount of Cash equal to the value of such fraction computed on the basis of the last sale price of the Common Stock as reported on the Nasdaq Stock Market's National Market (or if not listed for trading thereon, then on the principal national securities exchange or on the principal automated quotation system on which the Common Stock is listed or admitted to trading) at the close of business on the Date of Conversion or if no such sale takes place on such day, the last sale price for such day shall be the average of the closing bid and asked prices regular way on the Nasdaq Stock Market's National Market (or if not listed for trading thereon, on the principal national securities exchange or on the principal automated quotation system on which the Common Stock is listed or admitted to trading) for such day (any such last sale price being hereinafter referred to as the "Last Sale Price"). If on such Trading Day the Common Stock is not quoted by any such organization, the fair value of such Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used.

Section 13.4. Conversion Price.

            The conversion price per share of Common Stock issuable upon conversion of the Notes (as such price may be adjusted, herein called the "Conversion Price") shall initially be $59.92 (which reflects a conversion rate of 16.6884 shares of Common Stock per $1,000 in principal amount of Notes).

Section 13.5. Adjustment of Conversion Price.

            The Conversion Price shall be subject to adjustment from time to time as follows:


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

            (a) In case the Company shall make or pay a dividend or make a distribution in shares of Common Stock on any class of Capital Stock of the Company, the Conversion Price in effect immediately following the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (i) and (j) below, after such record date.

            (b) In case the Company shall (1) subdivide its outstanding shares of Common Stock into a greater number of shares or (2) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately following the effectiveness of such action shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator shall be the number of shares outstanding immediately after giving effect to such subdivision or combination. An adjustment made pursuant to this subsection (b) shall become effective immediately, except as provided in subsection (i) and (j) below, after the effective date of a subdivision or combination.

            (c) In case the Company shall issue rights, options or warrants to all or substantially all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of the Common Stock (as determined pursuant to subsection (g) below) on the record date fixed for determination of the stockholders entitled to receive such rights, option or warrants, the Conversion Price in effect immediately following such record date shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

            (i) such Conversion Price by a fraction, of which

            (ii) the numerator shall be (A) the number of shares of Common Stock outstanding on such record date plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights, options or warrants and dividing the product so obtained by such current market price), and of which

            (iii) the denominator shall be (A) the number of shares of Common Stock outstanding on such record date plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

            Such adjustment shall become effective immediately, except as provided in subsection (i) and (j) below, after the record date for the determination of holders entitled to receive such rights,


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

options or warrants; provided, however, that if any such rights, options or warrants issued by the Company as described in this subsection (c) are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted as provided in this subsection (c) until such triggering events occur. Upon the expiration or termination of any rights, options or warrants without the exercise of such rights, options or warrants, the Conversion Price then in effect shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

            (d) In case the Company or any Subsidiary or Minority Owned Affiliate of the Company shall distribute to all or substantially all holders of Common Stock, any of its assets, evidences of indebtedness, cash or securities (other than (x) dividends or distributions exclusively in cash, (y) any dividend or distribution for which an adjustment is required to be made in accordance with subsection (a) or (c) above and in mergers and consolidations to which
Section 13.6 applies, or (z) any distribution of rights or warrants subject to subsection (1) below) then in each such case the Conversion Price in effect immediately following the record date fixed for the determination of the stockholders entitled to such distribution shall be adjusted so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the then current market price per share of the Common Stock (determined as provided in subsection (g) below) on such record date less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the portion of the assets so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (i) and (j) below, after the record date for the determination of stockholders entitled to receive such distribution.

            (e) In case the Company or any Subsidiary of the Company shall make any distribution consisting exclusively of cash (excluding any cash portion of distributions for which an adjustment is required to be made in accordance with subsection (d) above, or cash distributed upon a merger or consolidation to which Section 13.6 applies) to all or substantially all holders of Common Stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment pursuant to this subsection (e) has been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender or exchange offer by the Company or any of its Subsidiaries for Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of the Company's market capitalization (defined as being the product of the then current market price of the Common Stock (determined as provided in subsection (g) below) times the number of shares of Common Stock then outstanding) on the record date fixed for the determination of the stockholders entitled to such distribution, in each such case the Conversion Price immediately following such record date shall be adjusted so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the then current market price per share of the Common Stock on such record date less the amount of the cash and/or fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of other consideration so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (i) and (j) below, after the record date for the determination of stockholders entitled to receive such distribution.

            (f) In case the Company or any Subsidiary of the Company shall complete a tender or exchange offer for all or any portion of the Common Stock (any such tender or exchange offer being referred to as an "Offer") to the extent that the aggregate consideration of such Offer, having a fair market value as of the expiration of such Offer (the "Expiration Time"), together with
(i) any cash and the fair market value of any other consideration payable in respect of any other tender or exchange offer for Common Stock, as of the expiration of such other tender or exchange offer, expiring within the 12 months preceding the expiration of such Offer and in respect of which no Conversion Price adjustment pursuant to this subsection (f) has been made and (ii) the aggregate amount of any all-cash distributions referred to in subsection (e) of this Section 13.5 to all holders of Common Stock within the 12 months preceding the expiration of such Offer for which no Conversion Price adjustment pursuant to such subsection (e) has been made, exceeds 15% of the product of the then current market price per share (determined as provided in subsection (g) below) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, the Conversion Price in effect immediately following such Expiration Time shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be (i) the product of the then current market price per share (determined as provided in subsection (g) below) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time minus (ii) the fair market value of the aggregate consideration so in excess of such 15% and payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share on the Expiration Time times (ii) such number of outstanding shares on the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

      For purposes of this subsection (f), the fair market value of any consideration with respect to an Offer shall be reasonably determined in good faith by the Board of Directors of the Company and described in a Board Resolution.

            (g) For the purpose of any computation under subsections (c), (d),
(e) and (f) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the date before the "'ex' date," with respect to the issuance, distribution or Offer requiring such computation. If on any such Trading Day the Common Stock is not quoted by any organization referred to in the definition of Last Sale Price in Section 13.3 hereof, the fair value of the Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the

Company, shall be used. For purposes of this paragraph, the term "'ex' date," when used with respect to any issuance, distribution or payments with respect to an Offer, means the first date on which the Common Stock trades regular way on the Nasdaq Stock Market's National Market (or if not listed or admitted to trading thereon, then on the principal national securities exchange or automated quotation system if the Common Stock is listed or admitted to trading thereon) without the right to receive such issuance, distribution or Offer.

            (h) In addition to the foregoing adjustments in subsections (a),
(b), (c), (d), (e) and (f) above, the Company, from time to time and to the extent permitted by law, may reduce the Conversion Price by any amount for at least 20 Business Days, if the Board of Directors has made a determination, which determination shall be conclusive, that such reduction would be in the best interests of the Company. The Company shall cause notice of such reduction to be mailed to each Holder of Notes, in the manner specified in Section 13.7, at least 15 days prior to the date on which such reduction commences. The Company may, at its option, also make such reductions in the Conversion Price in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of shares of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for United States federal income tax purposes.

            (i) In any case in which this Section 13.5 shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Note converted after such record date and on and before such adjustment shall have become effective (i) defer paying any Cash payment pursuant to Section 13.3 hereof or issuing to the Holder of such Note the number of shares of Common Stock and other capital stock of the Company (or other assets or securities) issuable upon such conversion in excess of the number of shares of Common Stock and other Capital Stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate Cash payment pursuant to Section 13.3 hereof and issue to such Holder the additional shares of Common Stock and other Capital Stock of the Company issuable on such conversion.

            (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price; provided, that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XIII shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

            (k) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and each conversion agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each holder of Notes at his address as the same appears on the registry books of the Company.

            (l) In the event that the Company distributes rights or warrants (other than those referred to in subsection (c) above) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company, the Company shall make proper provision so that the Holder of any Note surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which the principal amount of such Note so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

Section 13.6. Continuation of Conversion Privilege in Case of Reclassification, Change, Merger, Consolidation or Sale of Assets.

            If any of the following shall occur, namely: (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value, to par value, or as a result of a subdivision or combination), (b) any consolidation or merger of the Company with or into any other Person, or the merger of any other Person with or into the Company (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock) or (c) any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), then the Company, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right to convert such Note only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance assuming such holder of Common Stock of the Company failed to exercise his rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance (provided that if the kind or amount of securities, cash, and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 13.6 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XIII. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 13.6 shall similarly apply to successive consolidations, mergers, sales or conveyances.

            Notice of the execution of each such supplemental indenture shall be mailed to each Holder of Notes at his address as the same appears on the registry books of the Company.

            Neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but, subject to the provisions of Article VII hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 13.7. Notice of Certain Events.

            In case:

      (a) the Company shall declare a dividend (or any other distribution) payable to the holders of Common Stock (other than cash dividends);

      (b) the Company shall authorize the granting to the holders of Common Stock of rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights;

      (c) the Company shall authorize any reclassification or change of the Common Stock (including a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company;

      (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

      (e) the Company or any of its Subsidiaries shall complete an Offer;

then, the Company shall cause to be filed at the office or agency maintained for the purpose of conversion of the Notes as provided in Section 13.2 hereof, and shall cause to be mailed to each Holder of Notes, at his address as it shall appear on the registry books of the Company, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which
(1) a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants or options or Offer, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options or to participate in such Offer are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

Section 13.8. Taxes on Conversion.

            The Company will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant thereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Notes to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Notes.

Section 13.9. Company to Provide Stock.

            The Company shall reserve, free from pre-emptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion, provided, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Notes by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

            If any shares of Common Stock to be reserved for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible use all reasonable efforts to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 13.9 shall be deemed to limit in any way the obligations of the Company provided in this Article XIII.

            Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

            The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free of preemptive rights.

Section 13.10. Disclaimer of Responsibility for Certain Matters.

            Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in Section 13.5 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any agent of the Trustee shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Note; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any agent of the Trustee shall be responsible for any failure of the Company to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Note for the purpose of conversion or, subject to Article VII hereof, to comply with any of the covenants of the Company contained in this Article XIII.

Section 13.11. Return of Funds Deposited for Redemption of Converted Notes.

            Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of and interest on any of the Notes and which shall not be required for such purposes because of the conversion of such Notes, as provided in this Article XIII, shall after such conversion be repaid to the Company by the Trustee or such other Paying Agent.

                                  ARTICLE XIV.

                                  MISCELLANEOUS

Section 14.1. TIA Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, whether or not this Indenture has been qualified under the TIA, shall control.

Section 14.2. Notices.

            Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

      if to the Company:

            Cellular Communications International, Inc.
            110 East 59th Street
            New York, NY 10022
            Attention: General Counsel
            Telecopy: (212) 906-8497

      if to the Trustee:

            The Chase Manhattan Bank
            450 West 33rd Street
            New York, NY 10001
            Attn: Corporate Trust Administration
            Telecopy: (212) 946-8159

            Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it except for notices and communications to the Trustee which shall be effective only upon actual receipt thereof.

Section 14.3. Communications by Holders with Other Holders.

            Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

Section 14.4. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) An Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 14.5. Statements Required in Certificate or Opinion.

            Each certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

Section 14.6. Rules by Trustee, Paying Agent, Registrar.

            The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 14.7. Legal Holidays.

            A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 14.8. Governing Law.

            THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY NOTEHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 14.9. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10. No Recourse Against Others.

            No direct or indirect partner, employee, stockholder, director or officer, as such, past, present or future of the Company or any successor corporation, shall have any personal liability in respect of the obligations of the Company under the Notes or this Indenture by reason of his, her or its status as such partner, stockholder, employee, director or officer. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 14.11. Successors.

            All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 14.12. Duplicate Originals.

            All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

Section 14.13. Severability.

            In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 14.14. Table of Contents, Headings, Etc.

            The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.15. Qualification of Indenture.

            The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs, fees and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs, fees and expenses of qualification of this Indenture and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

Section 14.16. Registration Rights.

            Certain Holders of the Notes are entitled to certain registration rights with respect to such Notes pursuant to, and subject to the terms of, the Registration Rights Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                    Cellular Communications International, Inc.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    The Chase Manhattan Bank, as Trustee


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT A

                                 [FORM OF NOTE]

                   Cellular Communications International, Inc.

                   6% CONVERTIBLE SUBORDINATED NOTES DUE 2005



No.__                                                    CUSIP No.___________

                                                                  $___________

            Cellular Communications International, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________________, or registered assigns, the principal sum of _________ Dollars, on April 1, 2005.

            Interest Payment Dates: April 1 and October 1; commencing October 1, 1998.

            Record Dates: March 15 and September 15.

            Reference is made to the further provisions of this Note hereinafter set forth, which will, for all purposes, have the same effect as if set forth at this place.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                    Cellular Communications, Internationial,
                                    Inc., a Delaware corporation


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the Notes described in the within-mentioned
Indenture.

Dated:___________

                                        The Chase Manhattan Bank, as
                                        Trustee


                                        By:
                                           ----------------------------
                                           Authorized Signatory

                   Cellular Communications International, Inc.

                   6% Convertible Subordinated Notes due 2005

      Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by The Depository Trust Company, a New York corporation ("Depositary"), to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of the Depository to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      [INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

      [INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

1.    Interest.

      Cellular Communications International, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 6% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 1% per annum compounded semi-annually.

      The Company will pay interest semi-annually in cash in arrears on April 1 and October 1 of each year (each, an "Interest Payment Date"), commencing October 1, 1998. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Notes, from March 18, 1998. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.    Method of Payment.

      The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Any such interest not so punctually paid, and defaulted interest relating thereto, may be paid to the Persons who are registered Holders at the close of business on a Special Record Date for the payment of such defaulted interest, as more fully provided in the Indenture referred to below. Except as provided below, the

Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). The Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at the addresses set forth upon the registry books of the Company, and provided that, upon the request of The Depository Trust Company, a New York corporation (the "Depositary"), payment by wire transfer of immediately available funds will be required with respect to principal of, premium and interest on and Liquidated Damages with respect to Global Notes and all other Notes held of record by the Depositary, or its nominee, if the Depositary shall have provided wire transfer instructions to the Company or the Paying Agent.

      No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

3.    Paying Agent and Registrar.

      The Chase Manhattan Bank (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.    Indenture.

      The Company issued the Notes under an Indenture, dated as of March 18, 1998 (as amended or supplemented from time to time the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $86,250,000.

5.    Redemption.

      The Notes may be redeemed in whole or from time to time in part at any time on and after April 4, 2001, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, plus any accrued but unpaid interest and Liquidated Damages to the Redemption Date. The Notes may not be so redeemed prior to April 4, 2001.

            If redeemed during
            the 12-month period
            beginning on April 1
            of the years indicated
            below (April 4, in the
            case of the year 2001)          Redemption Price
            -----------------------         ----------------

            2001................................103.429%
            2002................................102.571%
            2003................................101.714%
            2004................................100.857%
            2005................................100.000%

            Any such redemption will comply with Article III of the Indenture.

6.    Notice of Redemption.

      Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Note to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Notes may be redeemed in part in integral multiples of $1,000 only.

      Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Notes called for redemption is not prohibited under Article XII of the Indenture, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price, plus any accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

7.    Denominations; Transfer; Exchange.

      The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

8.    Persons Deemed Owners.

      The registered Holder of a Note may be treated as the owner of it for all purposes, subject to the provisions of the Indenture and the Notes with respect to record dates.

9.    Unclaimed Money.

      If money for the payment of principal, interest or Liquidated Damages remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an authorized newspaper in each place of payment or mail to each such Holder, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

10.   Amendment; Supplement; Waiver.

      Subject to specified exceptions, the Indenture or the Notes may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Note.

11.   Conversion Rights.

      Subject to the provisions of the Indenture, the Holders have the right to convert the principal amount of the Notes into fully paid and nonassessable shares of Common Stock of the Company at the initial conversion price per share of Common Stock of $59.92 (which reflects a conversion rate of 16.6884 shares of Common Stock per $1,000 in principal amount of Notes), or at the adjusted conversion price then in effect, if adjustment has been made as provided in the Indenture, upon surrender of the Note to the Company, together with a fully executed notice in substantially the form attached hereto and, if required by the Indenture, an amount equal to accrued interest payable on such Note.

12.   Ranking.

      Payment of principal, premium, if any, interest on and Liquidated Damages with respect to the Notes is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

13.   Repurchase at Option of Holder Upon a Change of Control.

      If there is a Change of Control, the Company shall be required, subject to the provisions of the Indenture, to offer to purchase on the Repurchase Date all outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Repurchase Date. Holders of Notes will receive a Repurchase Offer from the Company prior to any related Repurchase Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

14.   Successors.

      When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

15.   Defaults and Remedies.

      If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, interest or Liquidated Damages), if it determines that withholding notice is in their interest.

16.   Trustee Dealings with Company.

      The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.   No Recourse Against Others.

      No stockholder, director, officer or employee, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Notes or the Indenture by reason of his, her or its status as such stockholder, director, officer or employee. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

18.   Authentication.

      This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

19.   Abbreviations and Defined Terms.

      Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

20.   CUSIP Numbers.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

21.   Additional Rights of Holders of Transfer Restricted Notes.

      In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Request may be made to:

            Cellular Communications International, Inc.
            110 East 59th Street
            New York, NY 10022
            Attn:  General Counsel

                              [FORM OF ASSIGNMENT]


I or we assign this Note to

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

      Please insert Social Note or other identifying number of assignee

_________________________

and irrevocably appoint __________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:____________________          Signed:__________________________________
                                           (Sign exactly as your name appears
                                           on the other side of this Note)


                                    Signature Guarantee:_____________________

                                    Signatures must be guarantied by an
                                    "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guaranty program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Article XI of the Indenture, check the box: |_|

      If you want to elect to have only part of this Note purchased by the Company pursuant to Article XI of the Indenture, state the amount you want to be purchased: $


Dated:____________________          Signed:__________________________________
                                           (Sign exactly as your name appears
                                           on the other side of this Note)


                                    Signature Guarantee:_____________________

                                    Signatures must be guarantied by an
                                    "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guaranty program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

            The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

               Amount of          Amount of     Principal Amount
              decrease in        increase in     at maturity of   Signature of
               Principal          Principal     this Global Note   authorized
                Amount             Amount        following such    officer of
Date of     at maturity of     at maturity of       decrease       Trustee or
Exchange   this Global Note   this Global Note    (or increase)  Note Custodian
--------   ----------------   ----------------    -------------  --------------


                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

Re: 6% CONVERTIBLE SUBORDINATED NOTES DUE 2005

      This Certificate relates to $____________ principal amount of Notes held in * ____________ book-entry or * ____________ definitive form by ____________________________ (the "Transferor").

      1. The Transferor:*

|_|   (a) has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

|_|   (b) has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

      2. In connection with any such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Notes and as provided in Section 2.6 of such Indenture, the transfer of this Note does not require registration under the Securities Act because:*

|_|   (a) Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

|_|   (b) Such Note is being transferred to a person who the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) purchasing for its own account or for the account of a qualified institutional buyer over which it exercises sole investment discretion that is aware that the transfer is being made in reliance on Rule 144A (in satisfaction of Section 2.6(a)(ii)(B), Section 2.6(b)(i)(x) or Section 2.6(d)(i)(B) of the Indenture).

|_|   (c) Such Note is being transferred in accordance with Regulation S under the Securities Act (in satisfaction of Section 2.6(a)(ii)(D), Section 2.6(b)(i)(y) or Section 2.6(d)(i)(D) of the Indenture). If requested by either the Company or the Trustee, an Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(D) or Section 2.6(d)(i)(D) of the Indenture).

|_|   (d) Such Note is being transferred to an institutional investor that is an
"accredited investor" within the meaning of Rule 501(a)(1),(2),(3) or (7) under the Securities Act which delivers a certificate

----------
* Check applicable box.

in the form of Exhibit B to the Indenture to the Trustee (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture), and an opinion of counsel, if the Company or the Trustee so requests.

|_|   (e) Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act. If requested by either the Company or the Trustee, an Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(E) or Section 2.6(d)(i)(E) of the Indenture).


                                          ____________________________________
                                          [INSERT NAME OF TRANSFEROR]


                                          By:_________________________________

Date:______________________

3.    Affiliation with the Company [check if applicable]

|_|   (a)   The undersigned represents and warrants that it is, or at some time during which it held this Note was, an Affiliate of the Company.

      (b) If 3(a) above is checked and if the undersigned was not an Affiliate of the Company at all times during which it held this Note, indicate the periods during which the undersigned was an Affiliate of the
            Company:

            ________________________________________________.

      (c) If 3(a) above is checked and if the Transferee will not pay the full purchase price for the transfer of this Note on or prior to the date of transfer indicate when such purchase price will be paid:

            ________________________________________________.

TO BE COMPLETED BY TRANSFEREE IF 2(b) ABOVE IS CHECKED AND THE TRANSFEROR IS NOT A QUALIFIED INSTITUTIONAL BUYER:

      The undersigned represents and warrants that it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information.

Dated:_____________________         ___________________________________________
                                    NOTICE: To be executed by an officer.

TO BE COMPLETED BY TRANSFEREE IF 2(c) ABOVE IS CHECKED:

      The undersigned represents and warrants that it is not a "U.S. Person" (as defined in Regulation S under the Securities Act of 1933, as amended).

Dated:_____________________         ___________________________________________
                                    NOTICE: To be executed by an officer.

If none of the boxes under Section 2 of this certificate is checked or if any of the above representations required to be made by the Transferee is not made, the Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof.

THE UNDERSIGNED HEREBY AGREES THAT, UNLESS THE BOX ABOVE UNDER ITEM 3(a) IS CHECKED, THE UNDERSIGNED SHALL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT NOR HAS IT BEEN AT ANY TIME DURING WHICH IT HELD THIS SECURITY AN AFFILIATE, AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE COMPANY.

Dated:_____________________         ___________________________________________
                                    NOTICE:  The signature of the Holder to this
                                             assignment must correspond with the
                                             name as written upon the face of
                                             this Note particular, without
                                             alteration or enlargement or any
                                             change whatsoever.

                                                                       EXHIBIT B

                           Accredited Investor Letter

Cellular Communications International, Inc.
c/o the Trustee

Ladies and Gentlemen:

      This letter is delivered by the undersigned to request a transfer of $_____________ principal amount of the 6% Convertible Subordinated Notes due 2005 (the "Notes") of Cellular Communications International, Inc. (the "Company"). The Notes are described in that certain Offering Memorandum (the "Offering Memorandum") dated March 11, 1998 relating to the offering of the Notes. We acknowledge receipt of the Offering Memorandum and acknowledge that we have read the Offering Memorandum, have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

      Upon transfer the Notes would be registered in the name of the undersigned:

      Name:____________________________________________________________

      Address:_________________________________________________________

      Taxpayer ID Number:______________________________________________

      The undersigned represents and warrants to you that:

      1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business, and we, and any account for which we are acting, are each able to bear the economic risk of our or its investment. We confirm that neither the Company nor any person acting on its behalf has offered to sell the Notes by, and that we have not been made aware of the offering of the Notes by, any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio.

      2. We understand that the Notes and the Common Stock issuable upon conversion of the Notes (the Notes and such Common Stock are collectively referred to herein as the "Restricted Securities") have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes that such Restricted Securities are "restricted securities" within the meaning of Rule 144 under the Securities Act and to offer, sell or otherwise transfer such Restricted Securities prior to the date which is two years after the date of original issue (the "Resale Restriction Termination Date") only (a) to the Company or any of its subsidiaries, (b) so long as the Restricted Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A under the Securities Act (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (c) to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is purchasing for its own account or for the account of an institutional "accredited investor," (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) in a transaction meeting the requirements of Rule 144 under the Securities Act, (f) pursuant to any other available exemption from the registration requirements of the Securities Act, or (g) pursuant to a registration statement that has been declared effective under the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Restricted Securities is proposed to be made pursuant to clause (c) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the trustee (the "Trustee") under the indenture, dated as of March __, 1998 between the Company and the Trustee relating to the Notes, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Restricted Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer, prior to the Resale Restriction Termination Date, of the Restricted Securities pursuant to clause (c), (d) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

      3. We understand that the Notes will be in the form of definitive physical certificates bearing the legend set forth in clause (5) in the "Notice to Investors" section of the Offering Memorandum.

      We acknowledge that you, the Initial Purchasers and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations and warranties herein ceases to be accurate and complete.

      THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                                          By:_________________________________

                                                                       EXHIBIT C

                            FORM OF CONVERSION NOTICE

                 TO: Cellular Communications International, Inc.

      The undersigned owner of this Note hereby: (i) irrevocably exercises the option to convert this Note, or the portion hereof below designated, for shares of Common Stock of Cellular Communications International, Inc. in accordance with the terms of the Indenture referred to in this Note and (ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Note(s) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:_____________________________


                                    ____________________________________
                                    Signature

      Fill in for registration of shares if to be delivered, and of Notes if to be issued, otherwise than to and in the name of the registered holder.


                                    ____________________________________
                                    Social Security or other
                                    Taxpayer Identifying Number


___________________________
(Name)


___________________________
(Street Address)


___________________________
City, State and Zip Code)
(Please print name and address)


                                    Principal amount to be converted
                                    (if less than all)


                                    $_______________________________